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EXHIBIT 2.1
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                             AGREEMENT OF MERGER AND
                        PLAN OF MERGER AND REORGANIZATION

Agreement of Merger and Plan of Merger and Reorganization dated April 23, 1998, by and between Triton Asset Management, Inc., a Florida corporation ("Triton-Florida"), and Triton Acquisition Corporation, a Nevada corporation ("Triton-Nevada") (hereinafter, Triton-Florida and Triton-Nevada being called the "Constituent Corporations").

                                    WHEREAS:

     1. The Boards of Directors of Triton-Florida and Triton-Nevada have resolved that Triton-Florida be merged (hereinafter called the "Merger") under and pursuant to the Nevada Statutes Revised and the Florida Business Corporation Act into a single corporation existing under the laws of the State of Nevada, to wit, Triton-Nevada, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

     2. The authorized capital stock of Triton-Florida consists of 100,000,000 shares of capital stock with a par value of $.02 per share (hereinafter called "Triton-Florida Stock"), 7,950,000 shares of which are issued and outstanding;

     3. The authorized capital stock of Triton-Nevada consists of (a) 100,000,000 shares of common stock with a par value of $.0001 per share (hereinafter called "Triton- Nevada Stock"), 1,000 shares of which are issued and outstanding, and (b) 10,000,000 shares of preferred stock with a par value of $.0001 per share, none of which are issued and outstanding; and

     4. The respective Boards of Directors of Triton-Florida and Triton-Nevada have approved the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree, in accordance with the Nevada Revised Statutes and the Florida Business Corporation Act, that Triton-Florida shall be, at the Effective Date (as hereinafter defined), merged into a single corporation existing under the laws of the State of Nevada, to wit, Triton-Nevada, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:

I.  SHAREHOLDERS' CONSENTS; FILINGS; EFFECTS OF MERGER

     1.1. Action by Shareholders of Triton-Florida. Triton-Florida shall obtain the approval of its shareholders, in accordance with the Florida Business Corporation Act, at the earliest practicable date, which written consent shall, among other matters, adopt and ratify this Agreement.

     1.2. Action by Triton-Florida as Sole Shareholder of Triton-Nevada. At the earliest practicable date, Triton-Florida, as the sole shareholder of Triton-Nevada, shall adopt this Agreement in accordance with the Nevada Revised Statutes.

     1.3. Filing of Articles of Merger; Effective Date. If (a) this Agreement is adopted by the shareholders of Triton-Florida, in accordance with the Florida Business Corporation Act, (b) this Agreement has been adopted by Triton-Florida as the sole shareholder of Triton-Nevada, in accordance with the Nevada Revised Statutes, and (c) this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then an Articles of Merger shall be filed and recorded in accordance with the Nevada Revised Statutes and an Articles of Merger shall be filed and recorded in accordance with the Florida Business Corporation Act. Such filings shall be made on the same day. The Merger shall become effective at 9:00 A.M. on the calendar day following the day of such filing in Nevada, which date and time is herein referred to as the "Effective Date".

     1.4. Certain Effects of Merger. On the Effective Date, the separate existence of Triton-Florida shall cease, and Triton-Florida shall be merged into Triton-Nevada which, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to such Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Florida, Nevada or any other jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent
Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of Triton-Florida, or the corresponding officers of the Surviving Corporation, may, in the name of Triton-Florida, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of the Constituent Corporations' property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement.

II.  NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION; BYLAWS

     2.1. Name of Surviving Corporation. The name of the surviving corporation from and after the Effective Date shall be "Triton Asset Management, Inc.", which change in name shall be reflected in an Articles of Amendment to Articles of Incorporation to be filed with the Secretary of State of Nevada simultaneously with the Articles of Merger.

     2.2.   Articles  of   Incorporation.   The  Articles  of  Incorporation  of
Triton-Nevada as in effect on the date hereof shall, from and after the Effective Date, be and continue to be the Articles of Incorporation of the Surviving Corporation, until changed or amended as provided by law.

     2.3. Bylaws. The Bylaws of Triton-Nevada, as in effect immediately before the Effective Date, shall, from and after the Effective Date, be and continue to be the Bylaws of the Surviving Corporation, until amended as provided therein.

III.  STATUS AND CONVERSION OF SECURITIES

     The manner and basis of converting the shares of the capital stock of the Constituent Corporations and the nature and amount of securities of Triton-Nevada which the holder of shares of Triton-Florida Stock are to receive in exchange for such shares are as follows:

     3.1. Triton-Florida Stock. Each share of Triton-Florida Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of Triton- Nevada Stock.

     3.2. Triton-Nevada Stock Held by Triton-Florida. All issued and outstanding shares of Triton- Nevada Stock held by Triton-Florida immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and the certificate(s) representing such shares shall be cancelled.

     3.3. Surrender of Certificates. After the Effective Date, certificates evidencing outstanding shares of Triton-Florida Stock shall evidence the right of the holder thereof to receive a certificate(s) for shares of Triton-Nevada Stock as aforesaid. Holders of certificates representing shares of Triton-Florida Stock, upon surrender of such certificates to the transfer agent of the Triton-Nevada Stock to effect the exchange of certificates, shall be entitled to receive, upon such surrender, a certificate or certificates representing a like number of shares of Triton-Nevada Stock. Until so surrendered, outstanding certificates for shares of Triton-Florida Stock shall be deemed for all corporate purposes, including voting rights, subject to the further provisions of this Article 3, to evidence the ownership of the shares of Triton-Nevada Stock into which such shares of Triton-Florida Stock have been so converted. No dividends or distributions will be paid to the person entitled to receive certificates for shares of Triton-Nevada Stock pursuant hereto until such person shall have surrendered his Triton-Florida Stock certificates; but there shall be paid to the record holder of such certificate, with respect to the number of shares of Triton-Nevada Stock issued in exchange therefor (i) upon such surrender, the amount of any dividends or distributions with a record date after the Effective Date and before surrender which shall have become payable thereon since the Effective Date, without interest; and (ii) after such surrender, the amount of any dividends thereon with a record date after the Effective Date and before surrender and the payment date of which shall be after surrender, such amount to be paid on such payment date. If any certificate for shares of Triton-Nevada Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Triton-Nevada Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the transfer agent that such tax has been paid or is not payable. At the Effective Date of the Merger, all shares of Triton-Florida Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be cancelled.

     3.4 Fractional Shares. Triton-Nevada will not issue certificates representing fractional shares of Triton-Nevada Stock, upon the Merger. Rather, each holder of a fractional interest in Triton-Nevada Stock will receive the sum of $.01 for such fractional interest.

IV.  MISCELLANEOUS

     4.1. This Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger and Plan of Merger and Reorganization by the mutual agreement of the Board of Directors of the Constituent Corporations abandoning this Agreement of Merger and Plan of Merger and Reorganization.

     4.2. On and after the Effective Date of the Merger, the officers and directors of Triton-Nevada shall remain in such positions until their earlier resignation or removal.

     4.3. For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger and Plan of Merger and Reorganization, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by Triton Asset Management, Inc., a Florida corporation, and Triton Acquisition Corporation, a Nevada corporation, all on the date first above written.

                                             TRITON-FLORIDA:

                                             TRITON ASSET MANAGEMENT, INC.
ATTEST:                                      (a Florida corporation)


/s/                                          By: /s/
     Secretary                                      Glenn A. Little
                                                       President

                                            TRITON-NEVADA:

                                            TRITON ACQUISITION CORPORATION
ATTEST:                                     (a Nevada corporation)


/s/                                          By: /s/
Secretary                                           Glenn A. Little
                                                    President